Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Freehold Properties, Inc.

Franklin, Tennessee

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 23, 2020, relating to the consolidated financial statements of Freehold Properties, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Nashville, Tennessee

October 22, 2021